Exhibit 10.27
SECOND AMENDMENT
OF
UNITEDHEALTH GROUP
EXECUTIVE SAVINGS PLAN
(2021 Statement)

WHEREAS, UnitedHealth Group Incorporated, a Minnesota corporation (“UnitedHealth Group”) has heretofore established and maintains several nonqualified, deferred compensation programs (the “ESP”) for the benefit of a select group of management or highly compensated employees of UnitedHealth Group and certain affiliates of UnitedHealth Group; and
WHEREAS, said programs are currently embodied in a single document which is effective January 1, 2021, and which is entitled “UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN (2021 Statement)” (hereinafter referred to as the “Plan Statement”); and
WHEREAS, the Board of Directors of UnitedHealth Group has delegated to the Compensation and Human Resources Committee of the Board of Directors the power and authority to amend the Plan Statement; and
WHEREAS, the Compensation and Human Resources Committee has further delegated its authority to amend the Plan Statement to the Executive Vice President and Chief People Officer with the exception of amendments that would materially increase the cost of the ESP, and amendments that are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934; and
WHEREAS, the Executive Vice President and Chief People Officer wishes to make certain clarifying and administrative amendments to the Plan Statement; and
WHEREAS, the Executive Vice President and Chief People Officer has determined that such amendments will not materially increase the cost of the ESP, and that none of such amendments are required to be adopted by the Board of Directors or the Compensation and Human Resources Committee in order to comply with the requirements of Section 162(m) of the Internal Revenue Code or Section 16 of the Securities Exchange Act of 1934;
NOW, THEREFORE, BE IT RESOLVED, that the Plan Statement is hereby amended in the following respects:
1. TITLE OF CHIEF HUMAN RESOURCES OFFICER. Effective as of March 3, 2022, the phrase “Executive Vice President & Chief Human Resources Officer” is replaced by the phrase “Executive Vice President & Chief People Officer” wherever the former phrase occurs in the Plan Statement.
2. DEFINITION OF ELIGIBLE GRADE LEVEL. Effective as of January 1, 2023, Section 1.2.11(a) is amended to read as follows:

“(a) In General. For regular full-time or part-time employees: the Executive Leadership Team; the Senior Leadership Team; Salary Grades 32, 91, and 92; Medical Director Grades M2, M3 and M4 (but in the case of Medical Director Grade M2 only if base salary is equal to or exceeds any specific compensation criteria established by the Executive Vice President & Chief People Officer).”
3. ELIGIBILITY OF CERTAIN PREVIOUSLY ELIGIBLE PARTICIPANTS. Effective as of January 1, 2023, Section 1.3.2 is amended to read as follows:
“1.3.2. Special Legacy Eligibility Rules.
(a) Effective for the Plan Year beginning January 1, 2023, the Executive Vice President and Chief People Officer increased the compensation criteria for employees in Medical Director Grade M2. Any employee (i) who remains in Medical Director Grade M2, and (ii) whose base salary equals or exceeds the compensation criteria level in effect for 2022, shall be considered to be eligible to participate in the Plan for 2023 and all subsequent Plan Years (regardless of whether such employee elected to defer under the Plan for 2022), provided (iii) such employee remains in Medical Director Grade M2, (iv) such employee’s base salary for 2023 and all later years equals or exceeds the compensation criteria in effect for 2022, and (v) such employee elects to defer under the Plan for 2023 and continues to elect to defer for all subsequent years.
(b) Effective for the Plan Year beginning January 1, 2023, the Plan Statement was amended so that employees in Salary Grade 31 are no longer eligible to participate. Any employee (i) who was deferring under this Plan as a Salary Grade Level 31 employee in 2022 (or who was participating in a deferred compensation plan of an affiliate that was integrated with this Plan in 2022 and whose base salary in 2022 was at least equal to the compensation criteria level in effect for Salary Grade Level 31 employees in 2022) , (ii) who remains in Salary Grade Level 31, and (iii) whose base salary equals or exceeds the compensation criteria level in effect for 2022, shall be considered to be eligible to continue to participate in the Plan for 2023 and all subsequent Plan Years, provided (iv) such employee remains in Salary Grade Level 31, (v) such employee’s base salary for 2023 and all later years equals or exceeds the compensation criteria in effect for 2022, and (vi) such employee continues to elect to defer under the Plan for 2023 and later years.
(c) Any employee described in this Section 1.3.2 who declines to participate in the Plan for 2023 or any later year, or who ceases to satisfy the requirements of Section 1.3.2(a) or 1.3.2(b) for any reason, shall not be eligible to participate in the Plan for any subsequent Plan Year unless such employee satisfies the eligibility requirements of the Plan without regard to this Section 1.3.2.”
4. PAYMENT OF ACCOUNTS OF PARTICIPANTS WHO FAIL TO DESIGNATE A BENEFICIARY. Effective January 1, 2023, the list of automatic Beneficiaries at the end of Section 9.5.2 is amended to read as follows:
“(i) Participant’s surviving spouse;
(ii) Participant’s surviving issue per stirpes and not per capita; and

(iii) Representative of Participant’s estate.”
5. EFFECT OF SUSPENSION OF DEFERRALS ON UNFORESEEABLE EMERGENCY WITHDRAWALS. Effective as of January 1, 2023, the flush language at the end of Section 9.8.2(b) is amended to read as follows:
“Whether a Participant is faced with an unforeseeable emergency will be determined based on the relevant facts and circumstances. To the extent the severe financial hardship is or may be relieved either (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), then the hardship shall not constitute an unforeseeable emergency for purposes of this Plan, and the amount of distribution permitted under Section 9.8.2(c) shall be reduced accordingly. The amount that a Participant could obtain from a tax qualified retirement plan (including a hardship withdrawal or loan from such a plan) shall not be taken into account in determining the extent to which the hardship may be relieved. If a Beneficiary of a deceased Participant requests an early distribution for an unforeseeable emergency, then the references in this definition to “Participant” shall be deemed to be references to such Beneficiary.”
6. LIST OF PARTICIPATING EMPLOYERS. Effective as of January 1, 2023, Schedule I of the Plan Statement is amended in the form appended to this Amendment.

Dated: 12/22/2022	/s/ Erin McSweeney
Erin L. McSweeney
Executive Vice President & Chief People Officer
UnitedHealth Group

SCHEDULE I
EMPLOYERS PARTICIPATING
IN THE
UNITEDHEALTH GROUP EXECUTIVE SAVINGS PLAN
Effective as of January 1, 2023

U.S. Domestic Corporations
1. United HealthCare Services, Inc.
2. UHC International Services, Inc.
3. Health Plan of Nevada, Inc.
4. Sierra Health and Life Insurance Company, Inc.
5. Southwest Medical Associates, Inc.
6. Optum Services, Inc.
7. UnitedHealthcare of Illinois, Inc.
8. Optum Care, Inc.